Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

NEWS

Vista Gold Corp. Announces Voting Results from Annual General Meeting

Denver, Colorado, April 28, 2022 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE American and TSX: VGZ) today announced the voting results from its annual general and special meeting of shareholders held on Thursday, April 28, 2022 (the “Meeting”).

A total of 67,896,888 common shares in the capital of the Company (“Common Shares”) were represented at the meeting, being 57.55% of the Common Shares. Detailed results for the ballot votes for the election of directors are as follows:

Proposal	Votes For %	Votes Withheld %
Election of John M. Clark as Director	98.28	1.72
Election of Frederick H. Earnest as Director	98.67	1.33
Election of W. Durand Eppler as Director	98.32	1.68
Election of Deborah J. Friedman as Director	98.64	1.36
Election of C. Thomas Ogryzlo as Director	98.13	1.87
Election of Michael B. Richings as Director	94.65	5.35
Election of Tracy A. Stevenson as Director	98.37	1.63

In addition, at the Meeting, shareholders appointed Plante & Moran PLLC as auditors of the Company and passed ordinary resolutions to approve: on an advisory basis, the compensation of the Company’s Named Executive Officers, and to approve all unallocated awards under the Company’s Long Term Equity Incentive Plan, and all unallocated awards under the Company’s Deferred Share Unit Plan.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is the largest undeveloped gold project in Australia and, as presently designed, Mt Todd is expected to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or IR@vistagold.com. You may also visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as Mt Todd expected to be one of the top five gold producers in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; and uncertainty as to the impact of the ongoing global health crisis caused by the COVID-19 pandemic; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2022 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.